Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-142589) pertaining to The GEO Group, Inc. 2006 Stock Incentive Plan,

2.	Registration Statement (Form S-3 No. 333-141244),

3.	Registration Statement (Form S-4 No. 333-107709),

4.	Registration Statement (Form S-3 No. 333-111003),

5.	Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan,

6.	Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401(k) and Retirement Plan,

7.	Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and

8.	Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation;

of our report dated March 14, 2006, with respect to the consolidated statement of income, shareholders’ equity and comprehensive income, and cash flows and schedule of The GEO Group, Inc., for the year ended January 1, 2006, included in this Annual Report (Form 10-K) for the year ended December 30, 2007.

/s/  Ernst & Young LLP

Certified Public Accountants

West Palm Beach, Florida
February 14, 2008